Exhibit 99.3

Article 26 – Directors of the Corporation

Set forth below are details regarding the directors of the Corporation as of the date of the Report:

	Guy Bernstein (Chairman)	Tal Barnoach	Limor Bar-On	Pinhas Greenfield	Eliezer Oren
Israeli ID No.	023578354	058379058	27716869	10758209	050700855
Date of Birth	March 9, 1968	September 11, 1963	June 9, 1970	March 23, 1947	June 21, 1951
Address for Service of Court Documents	5 HaShalva Street, Savyon	6 HaNarkisim Street, Kfar Shmaryahu	4 Reading Street, Tel Aviv	27 Menachem Begin Street, Givat Shmuel	26 Zalman Shneur Street, Herzliya
Citizenship	Israeli	Israeli and Portuguese	Israeli	Israeli	Israeli
Membership in Board Committees	No	Audit Committee, Financial Statements Review Committee, Compensation Committee	Yes	Audit Committee, Financial Statements Review Committee, Compensation Committee	No
External / Independent Director	No	External Director	External Director	Independent Director	No
Accounting and Financial Expertise or Professional Qualification	Has accounting and financial expertise	Has accounting and financial expertise and professional qualification	Has professional qualification	Has professional qualification	Has accounting and financial expertise
Employee of the Corporation, Subsidiary, Related Company, or Interested Party	CEO of Formula Systems (1985) Ltd., the controlling shareholder of the Company; CEO of Magic Software Enterprises Ltd.; Chairman and director of companies as provided below.	No	No	No	Director and Deputy Chairman of the Company’s Board of Directors, director of subsidiaries of the Company
Date of Commencement of Tenure as Director in the Company	January 11, 2007	February 19, 2024	May 27, 2024	December 21, 2021	February 23, 2004
Education	Certified Public Accountant; B.A. in Economics and Accounting – The College of Management	B.A. in Economics – Tel Aviv University	LL.B. – Sha’arei Mada and Law College; B.A. in History and General Humanities Studies – Tel Aviv University; Communication Studies – “Ko-Teret” School of Journalism	B.A. in Political Science – University of Haifa; M.A. in Political Science – University of Haifa	B.A. in Mathematics and Computer Science – Tel Aviv University

	Guy Bernstein (Chairman)	Tal Barnoach	Limor Bar-On	Pinhas Greenfield	Eliezer Oren
Occupation During the Past Five Years	CEO of Formula Systems (1985) Ltd.; CEO of Magic Software Enterprises Ltd.; Chairman of Board of Directors of the Company, Chairman of Sapiens International Corporation; Chairman of Michpal Micro Computers (1983) Ltd.; Chairman of Zap Group; Director in companies as detailed below.	Partner and manager in: Disruptive Technologies L.P.; Disruptive Technologies Opportunity Fund L.P.; Disruptive Technologies I/II/III; Disruptive AI L.P.; Disruptive AI SPV I GP; CEO and director of SpeedUp Ltd.; Director in companies as detailed below. Owner of companies in areas of information security and cyber.	Attorney at Vardi Leshem Ron Law Office; CEO and Editor-in-Chief of “Ascolot” – The Open University.	Independent Director of the Company until 2018; experienced and skilled in information security and cyber.	President of the Company (until January 31, 2022) and Deputy Chairman of the Board of Directors of the Company; experienced and skilled in information security and cyber.
Corporations in Which He/She Serves as Director

Magic Software Enterprises Ltd. and its subsidiaries; Chairman of Sapiens International Corporation; Chairman of Michpal Micro Computers (1983) Ltd.;

Director in: TSG It Advanced Systems Ltd., InSync Staffing, Zap Group Ltd., Ofek Aerial Photography (1987) Ltd.; Effective Solutions Ltd.; Unique Software Industries Ltd.; Liram Financial Software Ltd.; Shemer Electronics (1977) Ltd.

		SpeedUp Ltd.; Disruptive Technologies Ltd.; Anodot Ltd.; Deep IT Ltd.; Tailor Brands Ltd.; Cocycles Ltd.; Beamr Imaging Ltd.; Disruptive AI GP Ltd., Lumen Ltd., Captain Up Ltd., Qwilt Ltd., Idomoo Ltd., Nima Shefa Israel Ltd., Tzur Shamir Holdings Ltd., and Etgar Investments and Development Ltd.	Does not serve as director in other corporations.	Does not serve as director in other corporations.	Director in the Company and its subsidiaries
Family Member of an Interested Party	No	No	No	No	No
Recognized by the Company as Having Accounting and Financial Expertise for the Purpose of Meeting the Minimum Requirement	Yes	Yes	No	No	Yes

Directors Whose Tenure Ended During the Report Period:

Name	Israeli ID No.	Start of Tenure	End of Tenure
Yafit Keret	029497260	August 27, 2018	August 26, 2024

Article 26(a) – Senior Officers of the Company

Name	Israeli ID No.	Date of Birth	Position	Commencement of Tenure	Interested Party or Relative of Another Senior Officer or of an Interested Party	Education	Occupation During the Past Five Years
Moti Gutman	057260341	October 29, 1961	CEO	February 2001	No	M.B.A., Hebrew University	CEO of the Company
Nevo Brenner	033741182	May 1, 1977	Chief Financial Officer	June 2022	No	B.A. in Economics and Accounting – Hebrew University of Jerusalem; M.B.A. – Hebrew University of Jerusalem	CFO of the Company; Director in companies within the Matrix Group; Former CFO, Energix – Renewable Energies Ltd.; experience in information security and cyber
Ranit Zexer	057514838	December 5, 1962	Chief Technology Officer (CTO)	January 2002	No	B.A. in Mathematics and Computer Science – Bar-Ilan University	CTO of the Company; skilled and knowledgeable in the establishment of information security and cyber-based solutions
Asaf Givati	028054914	October 22, 1970	VP of Strategic Projects	November 2022	No	B.A. in Economics; M.B.A. – Hebrew University	Head of subsidiary clusters; extensive experience in cyber and information security management
Yifat Givol	029714474	August 1, 1973	Head of Legal Department and Corporate Secretary	Head of Legal Department – May 2012; Corporate Secretary – January 2008	No	LL.B. and B.A. in Business Administration – Reichman University (IDC Herzliya)	Head of the Legal Department and Corporate Secretary; knowledge in legal aspects relating to cyber and information security
Ziv Mandl	059629311	May 5, 1965	Senior VP and Cluster Manager overseeing the Business Systems Division, R&D Services Division, Experts and Consultants Division, and other subsidiaries	November 2002	No	B.A. in Political Science and Computer Science – Bar-Ilan University	Manages divisions and subsidiaries of the Company; Director in companies within the Matrix Group; expertise and experience in the cyber field

Name	Israeli ID No.	Date of Birth	Position	Commencement of Tenure	Interested Party or Relative of Another Senior Officer or of an Interested Party	Education	Occupation During the Past Five Years
Avi Goldstein	024123358	May 6, 1969	Head of Cloud, Computing, and Integration Infrastructure Division	2002	No	Secondary Education	Head of the Cloud, Computing, and Integration Infrastructure Division; Joint Manager of the Infrastructure and Integration Division
Yaron Raz	033365156	February 19, 1977	Senior VP and Cluster Manager overseeing the Software Products Division, Matrix Defense (Defense Division), DnA – Data & AI, and Xtivia	April 2011	No	B.A. in Economics and Business Administration – Bar-Ilan University; LL.M. for Economists – Bar-Ilan University	Manages divisions and subsidiaries of the Company; Director in companies within the Matrix Group
Nitsan Alon[1]	059295253	February 26, 1965	VP of Strategy and Chairman of Matrix Defense	February 2020	No	B.Sc. in Physics and M.Sc. in Materials Engineering – Technion	Former Head of Operations Directorate, IDF; CEO of CannDoc Ltd.; VP of Strategy and Chairman of Matrix Defense; experience in information security and cyber
Liat Tennenholtz	039821384	April 22, 1984	VP of Mergers and Acquisitions. Director of subsidiaries of the Company.	January 2021	No	LL.B., Tel Aviv University; B.A. in Accounting, Tel Aviv University	Director at ZIM; Head of Business Development at Matrix; external director at Navitas Baskin Finance; experience in information security and cyber
Amir Shary	029672227	October 6, 1972	Head of Fintech and Digital Division	January 2021	No	B.Sc. in Mechanical Engineering – Technion; M.B.A. – Tel Aviv University	Deputy Head of Fintech and Digital Division

[1]	Since the October 7, 2023 attack and throughout 2024, Nitsan has been serving as Commander of the Intelligence Effort in the Hostages and Missing Persons Directorate— a position of immeasurable importance, far exceeding his role in the Company [and the Company hopes he will return to his position soon, with the return of all the hostages].

Name	Israeli ID No.	Date of Birth	Position	Commencement of Tenure	Interested Party or Relative of Another Senior Officer or of an Interested Party	Education	Occupation During the Past Five Years
Sigalit Katan	058888611	October 10, 1964	Chief Accountant	January 2002	No	B.A. in Business Administration	Chief Accountant at Matrix
Hila Tal	024874992	May 19, 1970	VP of Human Resources	July 2023	No	B.A. in Social Work – Tel Aviv University	VP of Human Resources at subsidiaries John Bryce Training Ltd., Matrix Global Services Ltd., and Matrix Testing and Automation Ltd.
Yisrael Gerwitz	33762139	February 19, 1977	Internal Auditor	January 2023	No	B.A. in Economics and Accounting Certified Internal Auditor	Partner at Fahn Kanne Control Management Ltd.; Certified Internal Auditor with experience in information security audits and disaster recovery exercises

Senior Officers Whose Tenure Ended During the Report Period:

Name	Israeli ID No.	Start of Tenure	End of Tenure
Shira Raz Meisner	025525692	January 2021	July 2024